CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289119 on Form S-6 of our report dated August 28, 2025, relating to the financial statement of FT 12453, comprising ETF Growth and Income Aug. '25 (ETF Growth and Income Portfolio, August 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 28, 2025